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                                                                     Exhibit 4.4

                                 WHITEBARN INC.
                                STOCK OPTION PLAN

         1.  PURPOSE AND SCOPE.

         The purposes of this Plan are to encourage stock ownership by key management employees of WHITEBARN, INC. (herein called the Corporation), to provide an incentive for such employees to expand and improve the profits and prosperity of the Corporation, and to assist the Corporation in attracting and retaining key personnel through the grant of options to purchase shares of the Corporation's common stock.

         2.  DEFINITIONS.

         Unless otherwise required by the context:

         2.1. "BOARD" shall mean the Board of Directors of the Corporation.

         2.2. "COMMITTEE" shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of two members of the Board.

         2.3. "CORPORATION" shall mean WhiteBarn, Inc., an Illinois corporation.

         2.4. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.5. "FAIR MARKET VALUE OF THE SHARES" shall mean the value of the Shares determined by the Committee and approved by the Board for the period prior to December 31, 1997 and thereafter determined by one of two methods:

         1) by the use of a valuation consultant selected by the Committee for this purpose, who is qualified by experience and ability to determine the fair market value of the Shares; or

         2) by assigning the value of the Shares to equal revenue for the previous year divided by the total number of shares outstanding at the end of that year, including all shares committed as a part of any stock option plan.

The first valuation date will be the date on which the Committee determines the first valuation, with subsequent valuations being computed as of each December 31 thereafter. The choice of valuation methods shall be solely up to the Committee.

         2.6. "OPTION" shall mean a right to purchase Shares, such right granted pursuant to the Plan.

         2.7. "PARTICIPANT" shall mean an employee of the Corporation to whom an Option is granted under the Plan.

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         2.8.  "PLAN" shall mean this WhiteBarn, Inc. Stock Option Plan.

         2.9. "SHARES" shall mean the shares of common stock of the Corporation, no par value.

         3.   STOCK TO BE OPTIONED.

         Subject to the provisions of Section 11 of the Plan, the maximum number of Shares of that may be optioned or sold under the Plan is 1,000,000 shares. Such shares may be treasury, or authorized, but unissued, Shares of the Corporation.

         4.   ADMINISTRATION.

         The Plan shall be administered by the Committee. Both members must agree to any action of the Committee. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Corporation, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him/her in good faith.

         5.   ELIGIBILITY.

         The Board, upon recommendation of the Committee, may grant Options to any key management employee (including an employee who is a director or an officer) of the Corporation. Options may be awarded by the Board at any time to new Participants, or to current Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

         6.   OPTION PRICE.

         The purchase price for Shares under each Option shall be 100 percent of the fair market value of the Shares as of the most recent valuation date preceding the date the Option is granted.

         7.   TERMS AND CONDITIONS OF OPTIONS.

         Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by a Stock Option Agreement substantially in the form attached hereto as EXHIBIT A or in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

         7.1. EMPLOYMENT AGREEMENT - The Board may, in its discretion, require that any Participant agree to remain in the employ of the Corporation for a period of time and execute an employment agreement with the Corporation. No such agreement shall impose upon the Corporation, however, any obligation to employ the Participant for any period of time.

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         7.2. TIME AND METHOD OF PAYMENT - The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing her/her ownership of such Shares. A Participant shall have none of 1the rights of a shareholder until shares are issued to him/her.

         7.3. NUMBER OF SHARES - Each Option shall state the total number of Shares to which it pertains.

         7.4. VESTING OF OPTION AND RESTRICTIONS - During the Vesting Period (as defined below) the Options granted under this Plan shall be subject to the following restrictions:

         (a) The term "Vesting Period" as applied to the Shares subject to the Option granted under this Plan shall mean the period starting on the date the Stock Option Agreement, signed by the Participant, is delivered to the Corporation and ending on the date when all options are vested per the vesting schedule provided in the stock option Agreement.

         (b)      Any Option granted under the Plan may be exercised:

                  (i) as to fifty (50%) percent of the Shares granted under such Option, only after the Participant has completed the initial vesting period (as defined in the Stock Option Agreement) of full continuous months of employment with the Corporation subsequent to the date the Stock Option Agreement, attached as Exhibit A and signed by the Participant, is delivered to the Corporation;

                  (ii) as to the other fifty (50%) percent of the shares granted under such option, only after the Participant has completed the full vesting period (as defined in the Stock Option Agreement) of continuous months of employment with the Corporation subsequent to the date the Stock Option Agreement attached as Exhibit A executed by the Participant is delivered to the Corporation; and

                  (iii) only as to vested Options after termination of employment with the Corporation subject to subsection 7.4(d) below; provided, however, that any Shares purchased pursuant to the exercise of a vested Option after termination of employment shall be subject to the provisions of Section
7.6. below.

         (c) Non-vested options shall terminate upon the termination of a Participant's employment with the Corporation.

         (d) The termination of a Participant's employment with the Corporation for any reason, including death or disability shall be deemed an offer to the Corporation to sell such vested Options to the Corporation, upon the following terms:

                  (i) the Price shall be the difference between the Option Price and the "fair market value" per Share as determined in accordance with the provisions of this Plan;

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                  (ii) if the Corporation does not, within three (3) months
following Participant's termination of employment, purchase such vested Options, such Options may be exercised in accordance with the terms of this Plan and the Option Agreement.

         7.5. OPTION PERIOD - A vested Option may be exercised over a period of sixty (60) months, with the first exercise date beginning on the date the option vests as provided in Section 7.4 above. No option may be exercised for a fractional Share.

         7.6. EXERCISE OF OPTION - A vested Option shall be exercised in whole or in part by giving to the Treasurer of the Corporation the Notice of Exercise of Option in the form attached as Exhibit B, completed and signed by the Participant.

         7.7. STOCK RESTRICTIONS - Shares purchased pursuant to an Option granted under this Plan shall be subject to the following restrictions:

         (a) None of the Shares shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless they first, by written notice, have been offered to the Corporation for purchase with appropriate adjustment for any change in the number of Shares due to events described in Section 11 and the Corporation does not, within three (3) months following such offer, purchase the Shares and make payment in full therefor for a price per Share which shall be equal to the "fair market value" per Share determined in accordance with the provisions of this Plan.

         (b) The termination of a Participant's employment with the Corporation for any reason, including death or disability, shall be deemed an offer to the Corporation to sell such Shares upon the terms set forth in Section 7.7(a) above. The Price shall be the "fair market value" per Share as determined in accordance with the provisions of this Plan.

         (c) With respect to any Shares which may be transferred by operation of law, Corporation's receipt of notice of any such transfer shall be deemed an offer to sell such shares in the same manner and upon the same terms as if such event was a termination of the Participant's employment.

         (d) If the Board and the Shareholders of the Corporation approve the acceptance of an offer to purchase all or a majority interest in the outstanding Shares of the Corporation which is not acceptable to a Participant, the Participant's refusal to accept such an offer shall be deemed an offer to the Corporation to sell such Shares for the higher of the offer price or the price that would be payable if the Participant had terminated his employment with the Corporation as of the time of such refusal.

         (e) The restrictions set forth in this Section 7 shall lapse as to any Shares the Corporation fails to repurchase after they have been offered to the Corporation as described in Section 7.

         (f) All notices in writing required pursuant to this Section 7 will be sufficient only if

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                  actually delivered or if sent via registered or certified
                  mail, postage pre-paid to the Corporation, attention Treasurer at its principal office within the City of Warrenville and will be deemed conclusively deemed given on the date of delivery, if delivered, or on the third (3rd ) business day following the date of such mailing, if mailed.

         (g) The restrictions set forth in this Section 7 shall be applicable to all Options granted under this Plan and all Shares issued pursuant to the exercise of any Option under this Plan.

         8.  TERMINATION OF EMPLOYMENT.

         TERMINATION OF OPTIONS - If a Participant ceases to be employed by the Corporation, his/her non-vested Options shall terminate immediately and his/her Shares acquired via exercise of Options shall be subject to the option to purchase as set forth in this Plan. The Committee shall determine in each case whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

         9.  NO OBLIGATION OF EXERCISE OPTION.

         The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

         10. NONASSIGNABILITY.

         Options shall not be transferable other than by will or by the law of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

         11. EFFECT OF CHANGE IN SHARES SUBJECT TO THE PLAN.

         The aggregate number of Shares available for Options under the Plan, the shares subject to any Option, and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued Shares subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Corporation. If the Corporation shall be the surviving corporation in any merger or consolidation, the Option shall pertain, apply and relate to the securities to which a holder of the number of Shares subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Corporation, or upon a merger or consolidation in which the Corporation is not the surviving corporation or upon sale of a majority of the then outstanding shares of the Corporation or substantially all of the assets of the Corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, or such sale of a majority of the shares or assets, to exercise such Participant's vested Options in whole or in part, but only to the extent that such Options were otherwise exercisable under the terms of the Plan but had not been exercised at the exercise date. Non-vested Options shall be exercisable only in the event of the sale or exchange of (a majority)

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(fifty one (51%) percent) of the shares or the sale of substantially all of the assets of the Corporation.

         12. AMENDMENT AND TERMINATION.

         The Board, by resolution, may terminate, amend or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

         13. AGREEMENT AND REPRESENTATION OF EMPLOYEES.

         As a condition to the exercise of any portion of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of such exercise that any Shares acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Corporation, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

         14. RESERVATION OF SHARES.

         The Corporation, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares that shall be sufficient to satisfy the requirements of this Plan. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Corporation for the lawful issuance and sale of its Shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell Shares as to which the requisite authority has not been obtained.

         15. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective from the date that the Plan is approved by the Board, which was January 2, 1997.

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                                    EXHIBIT A
                                    ---------

                                 WHITEBARN, INC.
                             STOCK OPTION AGREEMENT

A) A stock option for a total of __________ shares of Common Stock, no par value (the "Option Shares"), of WhiteBarn, Inc. an Illinois corporation (
                 -------------
     the "Corporation") is hereby granted to __________________________ ( the
          -----------
     "Participant"), subject in all respects to the terms and provisions of the
      -----------
     WhiteBarn, Inc. Stock Option Plan (the "Plan"), dated January 2, 1997,
                                             ----
     which has been adopted by the Corporation and which is incorporated herein by reference.

B) The option price as determined by the Board of Directors of the Corporation is $_____ per Option Share.

C)   The Option vests:

          1. As to fifty (50%) percent of the Option Shares, ___________ (__) months from the date this Stock Option Agreement, accepted and signed by the Participant, is delivered to the Corporation, provided the Participant has been continuously employed by the Corporation during such ___________ (__) month period; and

          2. As to the other fifty (50%) percent of the Option Shares, ___________ (__) months from the date this Stock Option Agreement, accepted and signed by the Participant, is delivered to the Corporation, provided the Participant has been continuously employed by the corporation during such ___________ (__) month period.

D) This Option may not be exercised if the issuance of Option Shares upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Participant, as a condition to his exercise of this Option, shall represent to the Corporation that the Option Shares that he/she acquires under this Option are being acquired by him/her for investment and not with a present view to distribution or resale, unless counsel for the Corporation is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

E) This Option may not be transferred in any manner and may be exercised during the lifetime of the Participant only by him/her, provided this Option is vested, subject to the restrictions set forth in Section 7.5 of the Plan.

F) This Option must be exercised, if at all, in accordance with the terms of the Plan, including, without limitation, the following:

          1. The Participant must execute an employment agreement with the Corporation if requested to do so by the Corporation;

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          2.   The Option when vested must be exercised within sixty (60) months after such vesting.

          3. The vested Option must be exercised in whole or in part by giving to the Treasurer of the Corporation the Notice of Exercise of Option in the form attached to the Plan as Exhibit B completed and signed by the Participant.

Dated:  ___________       WhiteBarn,  Inc.


By:     ______________________
        Mark Mahowald, President

ATTEST:
The Participant acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Stock Option Plan Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Corporation under this Option, the Participant authorizes the Corporation to withhold in accordance with applicable law from any regular cash compensation payable to him/her any taxes required to be withheld by the Corporation under Federal, State, or Local law as a result of his exercise of this Option.

Dated: ______________



_______________________________

_________________, PARTICIPANT

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